Date: January 1, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Carsmartt Inc

(CIK No. 0001404597)

We hereby consent to the inclusion in the Registration Statement (the “Registration Statement”) on Form 10 of Carsmartt, Inc (the “Company”) of our report, dated November 1, 2017, with respect to our audit of the financial statements of the Company as of December 31, 2016 and 2015 and the results of its operations, cash flows and changes in equity for the years ended then, included in the filing of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (lsr)

Jerusalem, Israel

Date: January 1, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Carsmartt Inc

(CIK No. 0001404597)

We hereby consent to the inclusion in the Registration Statement (the “Registration Statement”) on Form 10 of Carsmartt, Inc (the “Company”) of our report, dated December 20, 2017, with respect to our review of the financial statements of the Company as of September 30, 2017, and the results of its operations, cash flows and for the three and nine ended September 30, 2017 and 2016, included in the filing of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (lsr)

Jerusalem, Israel